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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-25169, 33-41451, 33-49162, 333-26142 and 333-41583 on Form S-8, and Nos.
33-79158 and 333-03765 on Form S-3 of Summit Technology, Inc. (the "Company") of our report dated March 17, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle described in Note 2 to the consolidated financial statements), appearing in this Current Report on Form 8-K of the Company dated March 23, 1999.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 23, 1999